Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eton Pharmaceuticals, Inc. of our report dated March 14, 2024, relating to the financial statements of Eton Pharmaceuticals, Inc. as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023, appearing in the Annual Report on Form 10-K of Eton Pharmaceuticals, Inc. for the year ended December 31, 2023.

/s/ KMJ Corbin & Company LLP

Irvine, California

March 25, 2024